Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC
PUBLIC ACCOUNTING FIRM
Agree Realty Corporation
Farmington Hills, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-21293) and Form S-8 (333-141471), each as amended of Agree Realty Corporation of our report dated March 15, 2006 relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K for the year ended December 31, 2007.

/s/ BDO SEIDMAN, LLP

Troy, Michigan
March 13, 2008